Exhibit 10.5

GUARANTY

The undersigned, BLACKWATER MIDSTREAM CORP. a Nevada corporation ("Guarantor"), hereby executes this Guaranty (“Guaranty”) effective as of July 15, 2010 solely for the purpose of evidencing Guarantor’s agreement to unconditionally and irrevocably guarantee the prompt payment and performance of any and all obligations (collectively, the “Guaranteed Obligations”) of BLACKWATER GEORGIA, L.L.C., a Georgia limited liability company and an affiliate of Guarantor (“Purchaser”) arising under that certain Asset Purchase Agreement (“Purchase Agreement”), dated April 1, 2010, by and between NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership, and Purchaser, including without limitation, Purchaser’s indemnification obligations under Article IX of the Purchase Agreement.

SECTION 1. Construction of Guaranty.  (a)Guarantor guarantees that the Guaranteed Obligations shall be paid or performed, as the case may be, strictly in accordance with the terms of this Guaranty.  The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty in respect of the payment and performance of the Guaranteed Obligations.  This Guaranty is a guarantee of payment, not collection, and the liability of the Guarantor under this Guaranty shall be unconditional and absolute, irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any of the Guaranteed Obligations;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Guaranty, including, without limitation, any increase in any obligation of the Purchaser hereunder; and

(iii) any bankruptcy, insolvency, reorganization or other proceeding or arrangement affecting Purchaser, or any reorganization, recapitalization or change in control of, any sale of assets or merger by, any dissolution or winding up of, or any other transaction, event or circumstance affecting, Purchaser, Guarantor or any affiliate of either.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by Seller or any other person upon the insolvency, bankruptcy or reorganization of Purchaser or any other person or otherwise, all as though such payment had not been made.

(b) The Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any other notice with respect to the Guaranteed Obligations and this Guaranty, (ii) presentment, protest and notice of protest or dishonor of any evidences of indebtedness or other obligations guaranteed hereunder, (iii) any statute of limitations affecting Guarantor’s liability under this Guaranty or the enforcement of this Guaranty, and (iv) all principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty.

(c) The Guarantor also hereby waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Seller that arises hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Seller against Purchaser or against any security which Seller now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, unless and until all of the Guaranteed Obligations and all other amounts payable and other obligations guaranteed under this Guaranty shall have been fully and irrevocably paid to Seller.

(d) Guarantor hereby subordinates any obligation of Purchaser to Guarantor or any affiliate of Guarantor (the “Subordinated Obligations”) to the prior, full and irrevocable payment and performance of all Guaranteed Obligations to Seller, and any amount paid, received or recovered by Guarantor or any affiliate of Guarantor with respect to or on account of the Subordinated Obligations shall be held in trust for Seller and paid over to Seller upon demand to be held as collateral for, or for application to the payment of, the Guaranteed Obligations.

SECTION 2. Guarantor Acknowledgement.  Guarantor hereby acknowledges (i) Guarantor is entering into this Guaranty as a material inducement for Seller to enter into the transactions contemplated by the Purchase Agreement, and that but for this Guaranty, Seller would not enter into such transactions; and (ii) because Guarantor is an affiliate of Purchaser, Guarantor will realize material benefits from the consummation of the transactions contemplated by the Purchase Agreement.

SECTION 3. Continuing Guarantee.  This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Purchaser shall have performed in full the Guaranteed Obligations, (ii) be binding upon the Guarantor and its successors and assigns and (iii) inure to the benefit of and be enforceable by Seller and its successors and assigns.

SECTION 4. No Waiver; Remedies.  No failure on the part of Seller to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5. Expenses.  Guarantor agrees that it will upon demand pay to Seller the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Seller may incur as a result of the failure by the Guarantor to perform or observe any of the provisions hereof.

SECTION 6. Severability.  If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 7. Entire Agreement; Assignment.  This Guaranty constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Guaranty shall not be assigned by operation of law or otherwise, except that Seller may assign all or any of its rights hereunder to any affiliate or affiliates of Seller.

SECTION 8. Parties in Interest.  This Guaranty shall inure to the benefit of Seller and its successors in interest and assigns, and nothing in this Guaranty, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Guaranty.

SECTION 9. Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed therein, irrespective of its principles of conflicts of laws.  Any claims arising from or related to this Guaranty (whether in contract, tort or otherwise) shall be governed by the laws of the State of Texas.

SECTION 10. Headings.  The descriptive headings contained in this Guaranty are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Guaranty.

SECTION 11. Notices.  All notices or other communications required hereunder shall be in writing, shall be addressed as specified below and shall be deemed to have been given:  (a) at the time of delivery when delivered personally; (b) upon receipt when sent by Federal Express, or similar recognized overnight service; or (c) upon completion of successful transmission (with electronic confirmation of receipt) when sent by facsimile (unless transmission is completed outside recipient’s normal working hours, in which case such notice shall be deemed given at the start of recipient’s next business day), immediately followed by U.S. posting, postage prepaid.

Seller:
NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P. c/o NuStar Energy L.P. 2330 Loop 1604 W. San Antonio, Texas 78248 Attn: Tommy Stuchell, Vice President Phone: (210) 918-4369 Fax: (210) 918-3521

Guarantor:
BLACKWATER MIDSTREAM CORP. 660 Labauve Drive Westwego, LA 70094 Attn: Dale Chatagnier, Chief Operating Officer Phone: (504) 340-3000 Fax: (504) 340-9406
Purchaser:
BLACKWATER GEORGIA, L.L.C. 660 Labauve Drive Westwego, LA 70094 Attn: Frank Marrocco, Chief Commercial Officer Phone: (504) 340-3000 Fax: (504) 340-9406

Any party may change its address or facsimile number by providing written notice to the other party in accordance with the foregoing.

This Guaranty is executed by Guarantor’s duly authorized representative as of the date first written above.

GUARANTOR:

BLACKWATER MIDSTREAM CORP.

By: /s/ Dale Chatagnier
Dale Chatagnier, Chief Operating Officer